UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) January 12, 2016

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2016, Vitamin Shoppe, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Carlson Capital, L.P. and certain of its affiliates (collectively, “Carlson Capital”) regarding, among other things, the membership and composition of the Company’s board of directors (the “Board”).

Pursuant to the Agreement, Carlson Capital will be entitled to recommend one independent nominee (the “Initial Independent Appointee”), who must be reasonably acceptable to the Board, for appointment as a director of the Company no later than February 29, 2016. The Company has also agreed to appoint one additional independent director (the “Subsequent Independent Appointee” and, together with the Initial Independent Appointee, the “New Independent Directors”) as a director of the Company no later than March 31, 2016. The Agreement provides that the Board will be expanded by two members (from its current size of ten members) in order to appoint the two New Independent Directors, and the Company has agreed to nominate the New Independent Directors for election as directors at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Agreement further provides that immediately after the 2016 Annual Meeting, the size of the Board will be consistent with its current size of ten members and, from the 2016 Annual Meeting through the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”), the size of the Board will be no more than ten directors, except that during such period the Company may increase the size of the Board in order to appoint additional highly qualified independent directors, recommended by the Company’s Nomination and Governance Committee and approved by the Board, so long as an equivalent number of directors serving on the Board on the date of the Agreement do not stand for re-election at the 2017 Annual Meeting. Pursuant to the Agreement, Carlson Capital may replace the Initial Independent Appointee in the event he or she resigns or can no longer serve on the board due to death, disability or other reasons before the 2017 Annual Meeting (a “Replacement”), subject to such candidate being reasonably satisfactory to the Board. In connection with their appointments as directors, the New Independent Directors will receive the same compensation as the Company’s other non-employee directors.

In accordance with the Agreement, the Company agreed to appoint the Initial Independent Appointee (and any Replacement) as a member of the Nomination and Governance Committee of the Board.

From the date of the Agreement until the 30th day prior to the advance notice deadline for making director nominations at the 2017 Annual Meeting (the “Standstill Period”), for so long as the Company remains in material compliance with certain of its obligations under the Agreement, Carlson Capital has agreed not to, among other things, (a) acquire beneficial ownership of any additional shares of the Company if doing so would cause Carlson Capital to own more than 12.5% of the Company’s common stock, (b) solicit proxies of stockholders or conduct any other type of referendum or become a “participant” in or assist any third party in any “solicitation” of proxies to vote any shares of the Company’s common stock, (c) join or form a group with respect to the Company’s common stock, (d) present any proposal for consideration for action at any stockholders’ meeting or seek the removal of any board member or propose any nominee for election to the Board, or (e) institute, solicit or join any litigation against the Company or its present or former directors, officers or employees (other than an action to enforce the Agreement). Carlson Capital and the Company each also agreed not to make any statement that constitutes an ad hominem attack on, or otherwise disparage, the other party or its respective business, officers or directors during the Standstill Period. Carlson Capital has also generally agreed to vote all shares of Company common stock beneficially owned by Carlson Capital in favor of the Company’s director nominees, the Company’s auditor ratification and “say-on-pay” proposals and, provided that such recommendation is unanimous and includes the affirmative vote of the New Independent Directors (and any Replacement), any other recommendations at the 2016 Annual Meeting.

Under the terms of the Agreement, if at any time Carlson Capital’s aggregate net long position in the Company’s common stock is less than 5% (the “Minimum Ownership Level”), the Company will not be obligated to appoint either of the New Independent Directors (if either of the New Independent Directors has not yet been appointed), or appoint any Replacement, or to nominate either of the New Independent Directors or any Replacement for election at any meeting of stockholders which occurs after the time at which Carlson Capital no longer satisfies the Minimum Ownership Level.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By-law Amendment

On January 11, 2016, the Board amended Section 6 of Company’s Third Amended and Restated By-laws consistent with Section 141(k) of the Delaware General Corporation Law, to remove the words “for cause” so that any of the Company’s directors may be removed, with or without cause.

Proposal to amend Company’s Amended and Restated Certificate of Incorporation

On January 11, 2016, the Board proposed and declared advisable an amendment to Clause E of Article FIFTH of its Amended and Restated Certificate of Incorporation, consistent with Section 141(k) of the Delaware General Corporation Law, to remove the words “for cause” so that any of the Company’s directors may be removed, with or without cause. The Board directed that such amendment be proposed at the Company’s next annual meeting of stockholders.

Consistent therewith, and in light of a recent ruling by the Delaware Chancery Court, the Company will not attempt to enforce the foregoing “only for-cause” director removal provision.

Item 7.01	Regulation FD Disclosure.

A copy of the press release related to items described in Item 1.01 above is being “furnished” and not “filed” as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Agreement dated as of January 12, 2016 among the Company and Carlson Capital.

99.1	Press release dated January 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: January 12, 2016	By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Agreement dated as of January 12, 2016 among the Company and Carlson Capital.

99.1	Press release dated January 12, 2016.